Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-180317 of MVB Financial Corp. on Form S-3D and Registration Nos. 333-189512, 333-186910, 333-145716, and 333-120234 of MVB Financial Corp. on Form S-8 of our report dated March 27, 2014, relating to our audit of the consolidated financial statements, which appears in this Form 10-K of MVB Financial Corp. for the year ended December 31, 2013.

Wexford, Pennsylvania

March 27, 2014

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania  15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345